UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2026

VERADERMICS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-43097	84-3304423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 James Street New Haven, CT	06513
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (228) 372-3376
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MANE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Veradermics, Incorporated (the “Company”) reports that it had a preliminary unaudited amount of cash, cash equivalents and marketable securities of approximately $390.8 million as of March 31, 2026. This amount is preliminary and unaudited and is subject to completion of the Company’s financial closing procedures. As a result, this amount may differ materially from the amount that will be reflected in the Company’s unaudited condensed consolidated financial statements for the three months ended March 31, 2026. This preliminary unaudited financial data has been prepared by, and is the responsibility of, the Company’s management. Deloitte & Touche LLP, the Company’s auditor, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADERMICS, INCORPORATED

By:	/s/ Reid Waldman, M.D.
Name: Reid Waldman, M.D.
Chief Executive Officer
Date: April 27, 2026